Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-192440 on Form S-3 of TreeHouse Foods, Inc. of our report dated April 18, 2014, relating to our audit of the consolidated financial statements of Snacks Parent Corporation and Subsidiaries as of and for the year ended December 28, 2013, which appears in the Current Report on Form 8-K of TreeHouse Foods, Inc. as filed on July 15, 2014.

/s/ McGladrey LLP

Minneapolis, Minnesota

August 25, 2014